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                                                                    EXHIBIT 23.5

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated June 30,1999 included in Learn2.com, Inc.'s (formerly known as 7th Level, Inc.) Form 8-K/A filed with the Securities and Exchange Commission on June 30,1999 and to all references to our Firm included in this Registration Statement filed on Form S-8.



                                       /S/ ARTHUR ANDERSON LLP
                                       -----------------------
                                       ARTHUR ANDERSON LLP


New York, New York
July 23, 1999